UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 8, 2007


                     INTERNATIONAL CARD ESTABLISHMENT, INC.
             ______________________________________________________
             (Exact name of Registrant as specified in its Charter)


            DELAWARE                   000-33129                95-4581903
____________________________          ____________       _______________________
(State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)              File Number)        Identification Number)


              555 Airport Way, Suite A, Camarillo, California 93010
              _____________________________________________________
                    (Address of Principal Executive Offices)


         Registrant's telephone number, including area code 800-905-6367


                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

         Effective May 8, 2007, Cecille Clayvielle resigned as Chief Financial Officer of International Card Establishment, Inc. (the "Company"). Subsequent to the foregoing resignation, on May 11, 2007, the Board of Directors of the Company appointed Candace Mills as Chief Financial Officer of the Company. Ms. Mills shall receive a base salary of $60,000 per year for her services as Chief Financial Officer.

         Ms. Mills has over ten years of accounting and bookkeeping experience. Prior to joining the Company Ms. Mills has been employed in various accounting and managerial positions with small to medium size companies including Learning Group International, Price Waterhouse, Bugle Boy Industries, Inc. all based in Southern California. Ms. Mills owned and operated The Bookkeeper, a business that offered clients bookkeeping and accounting services, from March 2000 until being appointed as Chief Financial Officer of the Company. Ms Mills holds an Associate of Arts in Business Management from the University of Akron where she graduated in 1982.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  INTERNATIONAL CARD ESTABLISHMENT, INC.




DATE: May 11, 2007                By: /s/ WILLIAM LOPSHIRE
                                      ___________________________
                                          William Lopshire
                                          Chief Executive Officer